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                                                                     EXHIBIT 11


                        TRIDEX CORPORATION AND SUBSIDIARY
                  Exhibit 11 Computation of Per Share Earnings
                             (Dollars in Thousands)
                                   (Unaudited)




------------------------------------------------------------------------------------------------
                                                                Nine Months Ended
                                                     -----------------------------------------
                                                     September 30, 2000     September 30, 1999
                                                     ------------------     ------------------
               BASIC:
           EARNINGS (LOSS)
          Net income (loss)                              $(16,000)               $(2,449)

               SHARES:
 Weighted average shares outstanding                      6,368,289              6,368,289

      EARNINGS (LOSS) PER SHARE
               BASIC:                                      (2.51)                 (0.38)

              DILUTED:
           EARNINGS (LOSS)
          Net income (loss)                              $(16,000)               $(2,449)

               SHARES:
 Weighted average shares outstanding                      6,368,289              6,368,289

      EARNINGS (LOSS) PER SHARE
              DILUTED:                                     (2.51)                 (0.38)


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


This schedule contains summary financial information extracted from the accompanying financial statements and is qualified in its entirety by reference to such financial statements.


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